Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2021 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

WARRENVILLE, Ill. – March 8, 2022 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the fourth quarter and full year ended December 31, 2021.

“For full year 2021, we generated higher revenues, continued a strict cost control discipline that produced lower selling, general and administrative expenses, significantly reduced our operating loss, and reported annual net income for the first time since 2013,” said Vincent J. Arnone, President and CEO. “We also ended the year in a strong financial position, with $37.1 million in total cash and no debt.”

Mr. Arnone continued, “Our FUEL CHEM® segment performed well, generating increased revenues and higher segment operating income for full year 2021. This performance helped to offset a decline in revenues at our Air Pollution Control (APC) business due to COVID-related project delays and cancellations, as well as changes in project timing. The pace and depth of our business development activities at APC has begun to strengthen and we were pleased to announce $5.3 million of new domestic and international APC orders during the current first quarter of 2022, covering many of our APC technology offerings, including our first Flue Gas Conditioning systems in India. We continue to pursue a global sales pipeline of $50-75 million addressing emission protocols across a variety of fuel sources.

“We also continued to strategically invest in the commercialization and development of our Dissolved Gas Infusion (DGITM) technology initiative to address the water pollution control and treatment market. We completed successful demonstrations at three locations in the United States and continue to work with these potential customers to determine next steps. We completed the fabrication of a higher capacity DGI equipment delivery system that will allow us to meet the anticipated dissolved oxygen requirements of many of the potential customer applications that we are likely to encounter. We have recently completed a market opportunity assessment in conjunction with an outside firm that we believe will assist our long-term product commercialization activities and we are continuing to execute on our commercialization and development plan.”

Q4 2021 Consolidated Results Overview

Consolidated revenues for the fourth quarter ended December 31, 2021 (“Q4 2021”) rose to $6.5 million from $6.2 million in Q4 2020, reflecting higher revenues at APC driven by the timing of project execution and new APC orders, partially offset by lower revenues at FUEL CHEM due to lower revenue from non-chemical sales.

Gross margin for Q4 2021 rose to 50.2% of revenues from 41.9% of revenues in Q4 2020, reflecting improved margins from the APC segment and product mix.

SG&A expenses declined to $3.2 from $3.8 million in Q4 2020, reflecting lower employee expenses and office and administrative costs relating to our foreign subsidiaries.

Operating loss narrowed to $(0.2) million from an operating loss of $(1.7) million in Q4 2020, the result of increased revenue, improved gross margin and lower SGA expenses.

Net loss in Q4 2021 was $(0.2) million, or $(0.01) per share, compared to net loss of $(1.5) million, or $(0.07) per share, in Q4 2020.

Consolidated APC segment backlog at December 31, 2021 rose to $9.1 million from $5.3 million at December 31, 2020.

APC segment revenues rose to $3.1 million from $2.5 million in Q4 2020. APC gross margin in Q4 improved to 55.6% of revenue from 29.0% of revenue, reflecting the timing of project execution and product mix.

FUEL CHEM segment revenues were $3.4 million compared to $3.7 million in Q4 2020. Segment gross margin was 45.3% compared to 50.7% in Q4 2020, reflecting a one-time higher margin system sale in last year’s fourth quarter.

Adjusted EBITDA loss was $(0.0) million in Q4 2021 compared to Adjusted EBITDA loss of $(1.1) million in Q4 2020.

2021 Full Year Overview

Consolidated revenues for 2021 rose to $24.3 million from $22.6 million, reflecting a 24.1% increase in FUEL CHEM revenues offset by a 19.4% decline in APC revenues.

Consolidated gross margin for full year 2021 and 2020 was 49.0% and 47.2%, respectively, reflecting the factors cited above. Excluding the impact of a previously disclosed $2.6 million insurance settlement recorded in Q3 2020, gross margin for full year 2020 was 29.8%.

SG&A expenses for 2021 declined by 11.4% to $12.1 million from $13.6 million in 2020, reflecting the Company’s previously completed cost containment initiatives.

Operating loss from continuing operations narrowed to $(1.5) million from $(4.3) million last year.

Net income for 2021 was $0.1 million, or $0.00 per diluted share, compared to a net loss of $(4.3) million, or $(0.17) per diluted share, in 2020. Net income for 2021 included other income of $1.6 million, reflecting full forgiveness of the loan proceeds from the Paycheck Protection Program, established pursuant to the CARES Act. Other income in 2020 was $0.1 million.

Adjusted EBITDA loss was $(0.7) million in 2021 compared to an Adjusted EBITDA loss of $(2.9) million in 2020.

Financial Condition

At December 31, 2021, cash and cash equivalents were $35.9 million and restricted cash was $1.2 million. Stockholders’ Equity at December 31, 2021 was $46.2 million, or $1.53 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, March 9, 2022 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$35,893	$10,640
Restricted cash	891	1,595
Accounts receivable, net	3,259	6,548
Inventories, net	348	97
Prepaid expenses and other current assets	1,074	2,193
Total current assets	41,465	21,073
Property and equipment, net	4,609	5,220
Goodwill	2,116	2,116
Other intangible assets, net	448	553
Restricted cash	270	371
Right-of-use operating lease assets	242	394
Other assets	824	361
Total assets	$49,974	$30,088
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,561	$2,353
Accrued liabilities:
Operating lease liabilities - current	113	149
Employee compensation	688	930
Other accrued liabilities	861	2,099
Total current liabilities	3,223	5,531
Operating lease liabilities - non-current	122	237
Long-term borrowings	-	1,556
Deferred income taxes	139	134
Other liabilities	290	309
Total liabilities	3,774	7,767
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,227,300 and 25,639,702 shares issued, and 30,263,791 and 25,228,951 shares outstanding in 2021 and 2020, respectively	312	262
Additional paid-in capital	164,199	140,138
Accumulated deficit	(114,549)	(114,603)
Accumulated other comprehensive loss	(1,604)	(1,370)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,234)	(2,182)
Total stockholders’ equity	46,200	22,321
Total liabilities and stockholders’ equity	$49,974	$30,088

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues	$6,451	$6,216	$24,261	$22,550
Costs and expenses:
Cost of sales	3,213	3,613	12,363	11,912
Selling, general and administrative	3,197	3,775	12,055	13,600
Research and development	262	297	1,332	1,177
Intangible assets abandonment and impairment	—	197	—	197
Total Costs and expenses	6,672	7,882	25,750	26,886
Operating loss	(221)	(1,666)	(1,489)	(4,336)
Interest expense	(3)	(4)	(13)	(4)
Other (expense) income, net	(16)	35	1,570	119
(Loss) income before income taxes	(240)	(1,635)	68	(4,221)
Income tax (expense) benefit	(4)	92	(14)	(57)
Net (loss) income	$(244)	$(1,543)	$54	$(4,278)
Net (loss) income per common share:
Basic net (loss) income per common share	$(0.01)	$(0.07)	$0.00	$(0.17)
Diluted net (loss) income per common share	$(0.01)	$(0.07)	$0.00	$(0.17)
Weighted-average number of common shares outstanding:
Basic	30,264,000	24,798,000	29,585,000	24,691,000
Diluted	30,264,000	24,798,000	29,694,000	24,691,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net (loss) income	$(244)	$(1,543)	$54	$(4,278)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(21)	219	(234)	408
Comprehensive loss	$(265)	$(1,324)	$(180)	$(3,870)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the years ended December 31,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$54	$(4,278)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	584	663
Amortization	157	185
Loss (gain) on sale of equipment	54	(5)
Provision for doubtful accounts, net of recoveries	(619)	(1,026)
Deferred income taxes	5	(38)
Stock-based compensation, net of forfeitures	82	290
Intangible assets abandonment	—	197
Gain of forgiveness on Paycheck Protection Plan Loan	(1,556)	—
Changes in operating assets and liabilities:
Accounts receivable	3,794	1,095
Inventories	(252)	171
Prepaid expenses, other current assets and other non-current assets	634	(161)
Accounts payable	(772)	198
Accrued liabilities and other non-current liabilities	(1,404)	2
Net cash provided by (used in) operating activities	761	(2,707)

INVESTING ACTIVITIES
Purchases of equipment and patents	(84)	(247)
Net cash used in investing activities	(84)	(247)

FINANCING ACTIVITIES
Proceeds from borrowings	—	1,556
Proceeds from sale of common stock issued in connection with private placement	25,812	—
Costs related to sale of common stock issued in connection with private placement	(1,783)	—
Proceeds from option exercises	—	296
Taxes paid on behalf of equity award participants	(52)	(570)
Net cash provided by financing activities	23,977	1,282
Effect of exchange rate fluctuations on cash	(206)	777
Net increase (decrease) in cash, cash equivalents and restricted cash	24,448	(895)
Cash, cash equivalents and restricted cash at beginning of period	12,606	13,501
Cash, cash equivalents and restricted cash at end of period	$37,054	$12,606

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

BUSINESS SEGMENT FINANCIAL DATA

(in thousands)

	Air Pollution	FUEL CHEM
Three months ended December 31, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$3,059	$3,392	$—	$6,451
Cost of sales	(1,357)	(1,856)	—	(3,213)
Gross margin	1,702	1,536	—	3,238
Selling, general and administrative	—	—	(3,197)	(3,197)
Research and development	—	—	(262)	(262)
Operating income (loss) from operations	$1,702	$1,536	$(3,459)	$(221)

	Air Pollution	FUEL CHEM
Three months ended December 31, 2020	Control Segment	Segment	Other	Total
Revenues from external customers	$2,538	$3,678	$—	$6,216
Cost of sales	(1,801)	(1,812)	—	(3,613)
Gross margin	737	1,866	—	2,603
Selling, general and administrative	—	—	(3,775)	(3,775)
Research and development	—	—	(297)	(297)
Intangible assets abandonment	—	—	(197)	(197)
Operating income (loss) from operations	$737	$1,866	$(4,269)	$(1,666)

For the year ended December 31, 2021	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$6,896	$17,365	$—	$24,261
Cost of sales	(3,529)	(8,834)	—	(12,363)
Gross margin	3,367	8,531	—	11,898
Selling, general and administrative	—	—	(12,055)	(12,055)
Research and development	—	—	(1,332)	(1,332)
Operating income (loss) from continuing operations	$3,367	$8,531	$(13,387)	$(1,489)

For the year ended December 31, 2020	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$8,557	$13,993	$—	$22,550
Cost of sales	(4,583)	(7,329)	—	(11,912)
Gross margin	3,974	6,664	—	10,638
Selling, general and administrative	—	—	(13,600)	(13,600)
Research and development	—	—	(1,177)	(1,177)
Intangible assets abandonment	—	—	(197)	(197)
Operating income (loss) from continuing operations	$3,974	$6,664	$(14,974)	$(4,336)

FUEL TECH, INC.

GEOGRAPHIC INFORMATION

(in thousands)

Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

For the years ended December 31,	2021	2020
Revenues:
United States	$19,515	$18,622
Foreign	4,746	3,928
	$24,261	$22,550

As of December 31,	2021	2020
Assets:
United States	$46,271	$24,524
Foreign	3,703	5,564
	$49,974	$30,088

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net (Loss) Income	$(244)	$(1,543)	$54	$(4,278)
Interest expense, net	3	4	13	4
Income tax expense (benefit)	4	(92)	14	57
Depreciation expense	127	168	584	663
Amortization expense	43	46	157	185
EBITDA	(67)	(1,417)	822	(3,369)
Gain on Forgiveness of Paycheck Protection Plan loan	-	-	(1,566)	-
Intangible assets abandonment	-	197	-	197
Stock compensation expense	21	82	82	290
ADJUSTED EBITDA	$(46)	$(1,138)	$(662)	$(2,882)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.